UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2023

Ocuphire Pharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34079	11-3516358
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3700 Grand River Avenue, Suite 120 Farmington Hills, MI 48335

(Address of principal executive offices and zip code)

248-957-9024
(Registrant’s telephone number including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions :

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, par value $0.0001 per share	OCUP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 10, 2023, Ocuphire Pharma, Inc. (the “Company”) entered into a common stock purchase agreement (the “Purchase Agreement”) with Lincoln Park Capital Fund, LLC (“Lincoln Park”), which provides that, upon the terms and subject to the conditions and limitations set forth therein, the Company has the right, but not the obligation, to sell to Lincoln Park up to $50,000,000 of shares of the Company’s common stock (the “Purchase Shares”) from time to time over the 30-month term of the Purchase Agreement. Concurrently with entering into the Purchase Agreement, the Company also entered into a registration rights agreement with Lincoln Park (the “Registration Rights Agreement”) pursuant to which the Company agreed to register the sale of the shares of the Company’s common stock that have been and may be issued to Lincoln Park under the Purchase Agreement pursuant to the Company’s existing shelf registration statement on Form S-3 (File No. 333-252715) (the “Registration Statement”) or a new registration statement. Upon the execution of the Purchase Agreement, the Company issued 246,792 shares of common stock (the “Commitment Shares”) to Lincoln Park and paid Lincoln Park $40,000, which together represents the fee for Lincoln Park’s commitment to purchase shares of the Company’s common stock under the Purchase Agreement. Lincoln Park has agreed not to cause or engage, in any manner whatsoever, any direct or indirect short selling or hedging of the Company’s common stock.

After the Commencement Date (as defined below), on any business day selected by the Company, the Company may direct Lincoln Park to purchase up to 50,000 shares of its common stock on such business day (or the purchase date) (a “Regular Purchase”), provided that the closing sale price of the Company’s common stock on the Nasdaq Stock Market (“Nasdaq”) on the applicable purchase date is not below $0.25 and subject to other adjustments. A Regular Purchase may be increased to up to (i) 60,000 shares if the closing sale price of the Company’s common stock on Nasdaq is not below $5.00 on the applicable purchase date and (ii) 70,000 shares if the closing sale price of the Company’s common stock on Nasdaq is not below $7.50 on the applicable purchase date. The Company may direct Lincoln Park to purchase shares in Regular Purchases as often as every business day.

The purchase price per share for each such Regular Purchase will be equal to the lesser of:

•	the lowest sale price for the Company’s common stock on Nasdaq on the purchase date of such shares; and

•	the average of the three (3) lowest closing sale prices for the Company’s common stock on Nasdaq during the ten (10) consecutive business days prior to the purchase date of such shares.

In addition, the Company may also direct Lincoln Park, on any business day on which the Company has submitted a Regular Purchase notice for the maximum amount allowed for such Regular Purchase, to purchase an additional amount of the Company’s common stock (an “Accelerated Purchase”) of up to the lesser of:

•	three (3) times the number of shares purchased pursuant to such Regular Purchase; and

•
30% of the aggregate shares of the Company’s common stock traded on Nasdaq during all or, if certain trading volume or market price thresholds specified in the Purchase Agreement are crossed on the applicable Accelerated Purchase date, the portion of the normal trading hours on the applicable Accelerated Purchase date prior to such time that any one of such thresholds is crossed (the “Accelerated Purchase Measurement Period”).

The purchase price per share for each such Accelerated Purchase will be equal to 96.5% of the lower of:

•	the closing sale price of the Company’s common stock on Nasdaq on the applicable Accelerated Purchase date; and

•	the volume-weighted average price of the Company’s common stock on Nasdaq during the applicable Accelerated Purchase Measurement Period on the applicable Accelerated Purchase date.

The Company may also direct Lincoln Park, on any business day on which an Accelerated Purchase has been completed and all of the shares to be purchased thereunder have been delivered to Lincoln Park in accordance with the Purchase Agreement, to purchase an additional amount of the Company’s common stock (an “Additional Accelerated Purchase”) as described in the Purchase Agreement.

In the case of Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases, the purchase price per share will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring during the business days used to compute the purchase price.

The Purchase Agreement prohibits the Company from directing Lincoln Park to purchase any shares of common stock if those shares, when aggregated with all other shares of Common Stock then beneficially owned by Lincoln Park (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 13d-3 thereunder), would result in Lincoln Park beneficially owning more than 9.99% of the then total outstanding shares of common stock.

Under applicable listing rules of The Nasdaq Capital Market (“Nasdaq”), the Company is prohibited from issuing to Lincoln Park more than 4,195,058 shares of Common Stock under the Purchase Agreement (the “Exchange Cap”), including Purchase Shares and Commitment Shares, such maximum number of shares representing 19.99% of the outstanding shares of the Company’s Common Stock immediately prior to execution of the Purchase Agreement, unless (i) the Company first obtains stockholder approval in accordance with applicable Nasdaq listing rules to issue shares in excess of the Exchange Cap to Lincoln Park under the Purchase Agreement or (ii) the average price paid by Lincoln Park for all shares of Common Stock issued by the Company under the Purchase Agreement is equal to or greater than $4.399 (which represents the lower of (A) the official closing price of the Company’s Common Stock on Nasdaq on the date of the Purchase Agreement and (B) the average official closing price of the Company’s Common Stock on Nasdaq for the five consecutive trading days ending on the date of the Purchase Agreement, as adjusted to take into account the issuance of the Commitment Shares to Lincoln Park for non-cash consideration), such that the Exchange Cap will not apply under applicable Nasdaq listing rules to limit issuances and sales of Common Stock to Lincoln Park pursuant to the Purchase Agreement. In any event, the Purchase Agreement specifically provides that we are not required or permitted to issue, and Lincoln Park is not required to purchase, any shares of Common Stock under the Purchase Agreement if the issuance would violate the rules or regulations of Nasdaq.

The Purchase Agreement contains customary representations, warranties, covenants, closing conditions and indemnification and termination provisions. Sales under the Purchase Agreement may commence only after certain conditions have been satisfied, the date on which all requisite conditions have been satisfied (the “Commencement Date”), which conditions include the delivery to Lincoln Park of a prospectus supplement covering the shares of the Company’s common stock issued or sold by the Company to Lincoln Park under the Purchase Agreement, the issuance of the Commitment Shares to Lincoln Park under the Purchase Agreement, and the receipt by Lincoln Park of a customary opinion of counsel and other certificates and closing documents.

The Purchase Agreement may be terminated by the Company at any time, for any reason and without any payment or liability to the Company, by giving notice to Lincoln Park to terminate the Purchase Agreement with effect one business day after the notice has been received by Lincoln Park. The Company may deliver purchase notices under the Purchase Agreement, subject to market conditions, and in light of the Company’s capital needs, from time to time and under the limitations contained in the Purchase Agreement. Any proceeds that the Company receives under the Purchase Agreement are expected to be used for working capital and general corporate purposes.

The issuance of the Purchase Shares and Commitment Shares is being made pursuant to the Company’s Registration Statement, and the Company’s prospectus supplement relating to this transaction, which is expected to be filed with the SEC on August 11, 2023, that forms part of the Registration Statement. A copy of the legal opinion as to the validity of the shares of the Company’s common stock subject to the Purchase Agreement is filed as Exhibit 5.1 attached hereto.

The foregoing is a summary description of certain terms of the Purchase Agreement and the Registration Rights Agreement and, by its nature, is incomplete. Copies of the Purchase Agreement and the Registration Rights Agreement are filed as Exhibits 10.1 and 10.2 attached hereto. The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement are qualified in their entirety by reference to such exhibits.

The Purchase Agreement and Registration Rights Agreement contain customary representations and warranties, covenants and indemnification provisions that the parties made to, and solely for the benefit of, each other in the context of all of the terms and conditions of such agreements and in the context of the specific relationship between the parties thereto. The provisions of the Purchase Agreement and Registration Rights Agreement, including any representations and warranties contained therein, are not for the benefit of any party other than the parties thereto and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties thereto. Rather, investors and the public should look to other disclosures contained in the Company’s annual, quarterly and current reports the Company may file with the Securities and Exchange Commission.

The information contained in this Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the shares of the Company’s common stock discussed herein, nor shall there be any offer, solicitation or sale of the shares in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 2.02	Results of Operations and Financial Condition.

On August 11, the Company issued a press release announcing its financial results for the quarter ended June 30, 2023. A copy of this press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B.2. of Form 8-K, the information in this Item 2.02, and Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any incorporation language in such a filing, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Document
5.1	Opinion of Honigman LLP
10.1	Purchase Agreement, dated as of August 10, 2023, by and between Ocuphire Pharma, Inc. and Lincoln Park Capital Fund, LLC
10.2	Registration Rights Agreement, dated as of August 10, 2023, by and between Ocuphire Pharma, Inc. and Lincoln Park Capital Fund, LLC
23.1	Consent of Honigman LLP (contained in Exhibit 5.1)
99.1	Press Release, dated August 11, 2023
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCUPHIRE PHARMA, INC.

By:	/s/ Richard J. Rodgers
Richard J. Rodgers
Interim President and Chief Executive Officer

Date: August 11, 2023